                                  EXHIBIT 19

                       Report furnished to Shareholders

                             SECOND QUARTER ENDED
                                 JUNE 30, 1996

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First West Virginia Bancorp Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS
- - --------------------------------------------------------------------------------

(In Thousands, Except Per Share Data)

                                           June 30,
                                    1996              1995
                                -------------    -------------
                                          (Unaudited)
Financial Position
   at Quarter End:
Total Assets                  $     137,698    $   123,257
Total Deposits                $     120,336    $   110,537
Total Loans, net of
   unearned income            $      74,021    $    67,081
Total Investment Securities   $      48,937    $    47,983
Shareholders' Equity          $      11,926    $    11,083
Book Value per share of
   Common Stock               $       15.38    $     14.30

For the Six Months Ended
Net Income                    $        1.01    $      0.84
Cash Dividends                $        0.36    $      0.24
Return on Average Assets               1.18%          1.08%
Return on Average Equity              13.27%         12.21%

For the Three Months Ended
Net Income                    $        0.52    $      0.46
Cash Dividends                $        0.19    $      0.12
Return on Average Assets               1.19%          1.17%
Return on Average Equity              13.82%         12.94%

Market Information:
Price range of common stock
   per share for the quarter*
           High               $       22.00    $     18.25
           Low                $       21.00    $     15.13

*  Price range of common stock was
established on March 8, 1995. The high and low sales prices of the common stock of the Holding
Company presented were as reported by the American Stock Exchange.

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

Dear Shareholders,

   I am pleased to report to you the financial performance of First West Virginia Bancorp, Inc. for the second quarter of 1996. Consolidated net income for the three months ended June 30, 1996 was $405,277 or $.52 per share as compared to $358,502 or $.46 per share as of June 30, 1995. The increase in earnings during the second quarter of 1996 as compared to 1995 was primarily due to increased net interest income, offset in part by increased operating expenses and decreased noninterest income. Operational earnings were improved with net interest income increasing $169,321 or 12.6%, to $1,514,702 for the three months ended June 30, 1996 as compared to the same period in 1995 due primarily to the growth in the loan portfolio.

   For the three months ended June 30, 1996, the return on average assets (ROA) was 1.19% and the return on average equity (ROE) was 13.82%. The ROA and ROE earned during the same period last year were 1.17% and 12.94%, respectively. The book value per share was $15.38 at June 30, 1996 as compared to $14.30 per share at June 30, 1995.

   Net loans increased to $72,838,474 at June 30, 1996, up 10.5%, from June 30, 1995. Total deposits increased 8.9% from $110,537,088 at June 30, 1995 to $120,336,484 at June 30, 1996. Total stockholders' equity rose to $11,926,437, a 7.6% increase over the $11,083,087 reported at June 30, 1995.

   Dividends for the second quarter of 1996 were $.19 per share, up from the $.12 per share paid during the second quarter of 1995.

   During the second quarter of 1996, Progressive Bank, N.A. - Buckhannon opened a full service branch office in Weston, West Virginia. The Weston branch office located in the Market Square Shopping Center includes a drive-in facility and an automated teller machine (ATM). Also, Progressive Bank, N.A. -Bellaire installed the first ATM in Bellaire, Ohio.

   A continued strong performance during 1996 is anticipated and I extend my gratitude to our customers, shareholders, directors and employees for their ongoing support.

  Sincerely,


  Ronald L. Solomon
  President and Chief Executive Officer

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First West Virginia Bancorp Inc. and Subsidiaries
CONSOLIDATED  BALANCE  SHEETS
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
(Unaudited)                                                                      June 30,               June 30,
                                                                                   1996                   1995
                                                                             -----------------      -----------------
             ASSETS
Cash and Due From Banks                                                    $        4,212,794     $        3,858,171
Interest Bearing Due From Banks                                                     3,078,987                 37,959
Federal Funds Sold                                                                  3,643,000              1,008,000
                                                                             -----------------      -----------------
     Total cash and cash equivalents                                               10,934,781              4,904,130
Investment Securities
   Held to Maturity  -  Market value of
     $ 5,103,719 at June 30, 1996 ;
     and $ 25,835,805 at June 30, 1995                                              5,117,027             26,275,824
   Available for Sale (at market value)                                            43,819,899             21,706,832
Loans                                                                              74,020,562             67,080,739
Less allowance for possible loan losses                                            (1,182,088)            (1,177,035)
                                                                             -----------------      -----------------
       Net loans                                                                   72,838,474             65,903,704
Premises and equipment, net                                                         3,390,800              2,862,694
Accrued Income Receivable                                                             961,162                893,811
Other assets                                                                          614,747                653,019
Intangible assets                                                                      21,600                 57,148
                                                                             -----------------      -----------------
       Total Assets                                                        $      137,698,490     $      123,257,162
                                                                              ================       ================

          LIABILITIES
Noninterest bearing deposits:
   Demand deposits                                                         $       12,661,814     $       11,270,399
Interest bearing deposits
   Demand deposits                                                                 22,358,580             20,579,224
   Savings                                                                         39,695,873             41,698,786
   Time deposits                                                                   45,620,217             36,988,679
                                                                             -----------------      -----------------
       Total Deposits                                                             120,336,484            110,537,088
                                                                             -----------------      -----------------
Fed Funds Purchased and securities sold
   under agreements to repurchase                                                   4,885,612              1,119,954
Accrued Interest on deposits                                                          324,428                294,054
Other Liabilities                                                                     225,529                222,979
                                                                             -----------------      -----------------
       Total Liabilities                                                          125,772,053            112,174,075
                                                                             -----------------      -----------------

      STOCKHOLDERS' EQUITY
Common Stock - 2,000,000 shares authorized
   at $5 par value; 775,268 shares issued at June 30, 1996
   and 760,232 shares issued at June 30, 1995                                       3,876,340              3,801,160
Surplus                                                                             3,166,340              2,918,246
Retained Earnings                                                                   5,121,590              4,358,496
Net Unrealized Loss on securities available for sale                                 (237,833)                 5,185
                                                                             -----------------      -----------------
       Total stockholders' equity                                                  11,926,437             11,083,087
                                                                             -----------------      -----------------
         Total liabilities and stockholders' equity                        $      137,698,490     $      123,257,162
                                                                              ================       ================

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

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First West Virginia Bancorp Inc. and Subsidiaries
CONSOLIDATED  STATEMENTS  OF  INCOME
- - --------------------------------------------------------------------------------

(Unaudited)                                               Three Months Ended             Six Months Ended
                                                                June 30,                       June 30,
                                                          1996           1995            1996            1995
                                                      --------------  -------------- --------------- ---------------
INTEREST INCOME
Interest and fees on loans and lease financing:
   Taxable                                          $     1,635,461   $ 1,450,646    $   3,250,311   $   2,813,100
   Tax-exempt                                                25,046        16,262           51,047          32,109
Investment Securities:
   Taxable                                                  635,207       578,890        1,229,033       1,131,460
   Tax-exempt                                                57,923        59,444          117,266         121,250
Dividends                                                     4,746         4,818            9,932           9,430
Other interest income                                        38,129           578           48,238           1,053
Interest on Federal Funds Sold                               76,943        83,710          140,005         150,115
                                                      -------------- -------------- --------------- ---------------
       Total interest income                              2,473,455     2,194,348        4,845,832       4,258,517
INTEREST EXPENSE
Deposits                                                    927,948       843,720        1,838,035       1,603,817
Interest on Fed Funds Purchased and
    securities sold under agreements to repurchase           30,805         5,247           36,730           5,793
Other borrowings                                                 --            --               --              --
                                                      -------------- -------------- --------------- ---------------
       Total interest expense                               958,753       848,967        1,874,765       1,609,610
                                                      -------------- -------------- --------------- ---------------
       Net interest income                                1,514,702     1,345,381        2,971,067       2,648,907
PROVISION FOR POSSIBLE LOAN LOSSES                           14,400        13,400           28,800          42,800
                                                      -------------- -------------- --------------- ---------------
       Net interest income after provision
       for possible loan losses                           1,500,302     1,331,981        2,942,267       2,606,107
NONINTEREST INCOME
Service charges and other fees                               92,116        97,644          173,422         179,396
Securities gains (losses)                                       339        65,475             (711)         65,475
Other operating income                                       46,121        24,055           97,436         101,175
                                                      -------------- -------------- --------------- ---------------
       Total noninterest income                             138,576       187,174          270,147         346,046
NONINTEREST EXPENSES
Salary and employee benefits                                523,427       488,193        1,046,808         976,177
Net occupancy expense of premises                            79,516        68,103          162,067         139,031
Other operating expenses                                    432,448       426,124          839,413         865,502
                                                      -------------- -------------- --------------- ---------------
       Total noninterest expense                          1,035,391       982,420        2,048,288       1,980,710
                                                      -------------- -------------- --------------- ---------------

       Income before income taxes                           603,487       536,735        1,164,126         971,443
                                                      -------------- -------------- --------------- ---------------
INCOME TAXES                                                198,210       178,233          384,488         318,618
                                                      -------------- -------------- --------------- ---------------
       Net income                                   $       405,277   $   358,502    $     779,638   $     652,825
                                                       =============  =============  ==============  ==============
WEIGHTED AVERAGE SHARES OUTSTANDING                         775,268       775,268          775,268         775,268
                                                       =============  =============  ==============  ==============
EARNINGS PER COMMON SHARE                           $          0.52   $      0.46    $        1.01   $        0.84
                                                       =============  =============  ==============  ==============

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

First West Virginia Bancorp, Inc.

        DIRECTORS
George F. Beneke
Chairman of the Board,
 First West Virginia Bancorp, Inc.
Attorney at Law
President, The Beneke Corporation

Sylvan J. Dlesk
President, Dlesk, Inc.

Robert A. Heyl
Retired Business Owner

Ben R. Honecker
Attorney at Law

Laura G. Inman
Vice Chairman,
 First West Virginia Bancorp, Inc.
Senior Vice President,
 Progressive Bank, N.A.

James C. Inman, Jr.
Retired Bank Executive

R. Clark Morton
Attorney at Law

Karl W. Neumann
Chairman of the Board,
 Progressive Bank, N.A.
Retired Insurance Executive

Thomas A. Noice
Chairman of the Board,
 Progressive Bank, N.A. - Bellaire

Peter C. Schuetz
Retired Dairy Consultant

Ronald L. Solomon
President, First West Virginia Bancorp, Inc.
Vice Chairman - Chief Executive Officer,
 Progressive Bank, N.A.
Vice Chairman,
 Progressive Bank, N.A.- Buckhannon

             OFFICERS
George F. Beneke,   Chairman of the Board
Laura G. Inman,  Vice Chairman
Ronald L. Solomon,  President and
                     Chief Executive Officer
Charles K. Graham,  Executive Vice President - Loans
Beverly A. Barker,  Senior Vice President, Treasurer
Francie P. Reppy,  Controller
Stephanie A. LaFlam,  Secretary
James R. Davis,  Auditor

SUBSIDIARY BANK DIRECTORS AND OFFICERS
        Progressive Bank N.A.
              DIRECTORS
Dominic V. Agostino      Howard D. Long
George F. Beneke         W. H. Lucarelli
Dr. Clyde D. Campbell    R. Clark Morton
Sylvan J. Dlesk          Karl W. Neumann
Harry N. Duvall          William T. Nickerson
Charles K. Graham        Edward P. Otte
Ben R. Honecker          William G. Petroplus
T. Stewart Hopkins       Peter C. Schuetz
Laura G. Inman           Ronald L. Solomon
James C. Inman, Jr.
              OFFICERS
Karl W. Neumann, Chairman of the Board
Ronald L. Solomon, Vice Chairman & Chief Executive Officer
Charles K. Graham, President
Beverly A. Barker, Executive Vice President/Cashier
Laura G. Inman, Senior Vice President
Francie P. Reppy, Controller
Brad D. Winwood, Vice President
Gary S. Martin, Assistant Vice President/Marketing Coordinator
David E. Wharton, Assistant Vice President/Office Manager Warwood
Stephanie A. LaFlam, Secretary
Michele  L. Stanley, Human Resource Manager/
                    Assistant Office Manager Warwood
Mitzi K. Mattern, Credit Card Manager/Office Manager Wellsburg
Susan E. Reinbeau, Office Manager Woodsdale
Lisa M. Minor, Office Manager Moundsville
Robin L. Snyder, Operations Supervisor Wellsburg
Laura K. Snedeker, Manager Bookkeeping/Proof Operations
Patricia L. Smith, Data Processing Manager
Debra M. Tomlin, Loan Officer
Bryan S. Ramsey, Loan Officer
James R. Davis, Auditor

  Progressive Bank N.A. - Buckhannon

              DIRECTORS
Charles K. Graham        Ronald L. Solomon
J. Burton Hunter, III    Douglas M. Stewart
David R. Rexroad         Connie R. Tenney
Rick E. Rice             J. David Thomas
Dale F. Riggs            William L. Fury
              OFFICERS
Dale F. Riggs, Chairman
Ronald L. Solomon, Vice Chairman
Connie R. Tenney, President, Chief Executive Officer, Cashier and Secretary Larry J. Chidester, Assistant Vice President
J. Burton Hunter, III, Assistant Secretary
Cathy Sue Wingler, Assistant Cashier
Robin K. Forinash, Office Manager Weston

  Progressive Bank, N.A. - Bellaire
              DIRECTORS
George F. Beneke         Clarence J. Ramsay
Robert R. Cicogna        T. L. Ring, M.D.
Gary P. DeVendra         Thomas L. Sable
Robert A. Heyl           Ronald L. Solomon
C. Gary Hill             Kathy L. Supinsky
Thomas A. Noice          David E. Yaeger
              OFFICERS
Thomas A. Noice, Chairman
David E. Yaeger, President & Chief Executive Officer
Deborah A. Kloeppner, Vice President and Secretary
Shirrel A. Czap, Assistant Vice President
Helen V. Forbes, Cashier
Carma Suchan, Assistant Operations Officer

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First West Virginia Bancorp Inc. and Subsidiaries
- - -------------------------------------------------



Progressive Bank, National Association

   1701 Warwood Avenue
   Wheeling, WV 26003
   (304) 277-1100

   875 National Road
   Wheeling, WV 26003
   (304) 233-0060

   744 Charles Street
   Wellsburg, WV 26070
   (304) 737-0821

   1306 Lafayette Avenue
   Moundsville, WV 26041
   (304) 843-2688


Progressive Bank, N.A. - Buckhannon

   West Main & Locust Streets
   Buckhannon, WV 26201
   (304) 472-0052

   10 Market Place
   Weston, WV 26452
   (304) 269-0300


Progressive Bank, N.A. - Bellaire

   426 34th Street
   Bellaire, OH 43906
   (614) 676-3141

- - -------------------------------------------------

- - -------------------------------------------------
First West Virginia Bancorp Inc. and Subsidiaries
Corporate  Information
- - -------------------------------------------------



Corporate Office:

First West Virginia Bancorp, Inc.
1701 Warwood Avenue
Wheeling, WV 26003
(304) 277-1100



Transfer Agent

Any inquiries related to stockholder
records, stock transfers, changes of
ownership, and changes of address should be sent to the transfer agent at the following address:

   Chase Mellon Shareholder Services
   85 Challenger Road
   Overpeck Centre
   Ridgefield Park, New Jersey  07660
   (800) 756-3353

Stock Trading Information:

First West Virginia Bancorp, Inc.'s common stock is traded on the American Stock Exchange, Inc. primary list under the symbol FWV.



Analysts, investors, and others seeking the current market value of the stock and additional information should contact
Ronald L. Solomon, President, First West
Virginia Bancorp, Inc., 875 National Road,
Wheeling, WV 26003.  (304) 233-0060

- - -------------------------------------------------